EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of Scores Holding Company, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Scores Holding Company, Inc., of our report dated March 11, 2004 relating to the financial statements of Scores Holding Company, Inc.
appearing in the Annual Report on Form 10-KSB of Scores Holding Company, Inc. for the year ended December 31, 2003.

                                                    /s/ Radin Glass & Co., LLP
                                                    ----------------------------
                                                    Radin Glass & Co., LLP
                                                    Certified Public Accountants


New York, New York
August 12, 2004